Exhibit 5.1

[Letterhead of Dewey Ballantine LLP]

February 21, 2007

Central European Distribution Corporation

Two Bala Plaza, Suite 300

Bala Cynwyd, PA 19004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Central European Distribution Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of an aggregate of up to 1,553,571 shares of its common stock, par value $0.01 per share (the “Common Stock”) pursuant to the registration statement on Form S-3, SEC file no. 333-138516 (the “Registration Statement”) and a related prospectus (the “Prospectus”) and the Prospectus Supplements dated as of February 20, 2007 and February 21, 2007 (the “Prospectus Supplements”), each filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Common Stock is to be issued to certain eligible investors who will each have entered into a non-negotiable subscription agreement in the form attached to the Prospectus Supplements (collectively, the “Subscription Agreements”) to subscribe for shares of the Common Stock.

We have examined (i) the Registration Statement; (ii) the Prospectus; (iii) the Prospectus Supplements; (iv) the form of the Subscription Agreements; (v) the Certificate of Incorporation of the Company; (vi) the Amended and Restated Bylaws of the Company; and (vii) the resolutions adopted by the Board of Directors of the Company (the “Board”) and the Pricing Committee of the Board relating to the issuance of the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Securities and Exchange Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and in reliance thereon, we are of the opinion that the Common Stock has been duly authorized, and when issued against payment therefor in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid and nonassessable.

Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. This opinion is limited to the laws as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on February 22, 2007, which is incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the related Prospectus and Prospectus Supplements. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP